                                                                    EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM T-1

                            Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                 of a Corporation Designated to Act as Trustee

                Check if an Application to Determine Eligibility
               of a Trustee Pursuant to Section 305(b)(2) ______


                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)

       Illinois                                      36-1194448
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                111 West Monroe Street, Chicago, Illinois  60603
                    (Address of principal executive offices)

                Judith Bartolini, Harris Trust and Savings Bank,
                311 West Monroe Street, Chicago, Illinois, 60606
                  312-461-2527 phone   312-461-3525 facsimile
           (Name, address and telephone number for agent for service)



                      GREAT WESTERN FINANCIAL CORPORATION
                               (Name of obligor)

       Delaware                                       95-1913457
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              9200 Oakdale Avenue
                         Chatsworth, California  91311
                    (Address of principal executive offices)



                                Debt Securities
                        (Title of indenture securities)

1.   GENERAL INFORMATION.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

          The Obligor is not an affiliate of the Trustee.

3. thru 15.

          NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

          A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2.   A copy of the existing by-laws of the Trustee.

          A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of C-Cube Microsystems Inc., File No. 33-97166, and is incorporated herein by reference.

     3.   The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 7th day of January, 1997.

HARRIS TRUST AND SAVINGS BANK


By: /s/ J. Bartolini
   ----------------------------
     J. Bartolini
     Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By: /s/ J. Bartolini
   ----------------------------
     J. Bartolini
     Vice President

                                                                       EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of September 30, 1996, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                             [LOGO OF HARRIS BANK]

                         Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on September 30, 1996, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

                                                       THOUSANDS
                 ASSETS                                OF DOLLARS
Cash and balances due from depository
 institutions:
       Non-interest bearing balances
        and currency and coin...........                              $ 1,751,494
       Interest bearing balances........                              $   839,856
Securities:.............................
a.  Held-to-maturity securities                                       $         0
b.  Available-for-sale securities                                     $ 3,137,919
Federal funds sold and securities
 purchased under agreements to resell in
       domestic offices of the bank and
        of its Edge and Agreement
       subsidiaries, and in IBF's:
       Federal funds sold...............                              $   478,625
       Securities purchased under
        agreements to resell............                              $         0
Loans and lease financing receivables:
       Loans and leases, net of
        unearned income.................         $7,897,067
       LESS:  Allowance for loan and
        lease losses....................         $  108,949
                                                 ----------

       Loans and leases, net of
        unearned income, allowance, and
        reserve (item 4.a minus 4.b)....                              $ 7,788,118
Assets held in trading accounts.........                              $    74,302
Premises and fixed assets (including
 capitalized leases)....................                              $   172,267
Other real estate owned.................                              $       142
Investments in unconsolidated
 subsidiaries and associated companies..                              $        60
Customer's liability to this bank on
 acceptances outstanding................                              $   100,950
Intangible assets.......................                              $   299,478
Other assets............................                              $   563,022
                                                 --------------------------------
TOTAL ASSETS                                                          $15,206,233
                                                 ================================

              LIABILITIES
Deposits:
  In domestic offices...................                              $ 8,013,146
       Non-interest bearing.............    $3,248,897
       Interest bearing.................    $4,764,249
  In foreign offices, Edge and
   Agreement subsidiaries, and IBF's....                              $ 2,055,520
       Non-interest bearing.............    $   32,775
       Interest bearing.................    $2,022,745
Federal funds purchased and securities
 sold under agreements to repurchase in
 domestic offices of the bank and of
 its Edge and Agreement subsidiaries,
 and in IBF's:
  Federal funds purchased...............                              $   886,457
  Securities sold under agreements to
   repurchase...........................                              $ 1,841,475
Trading Liabilities                                                   $    40,157
Other borrowed money:...................
a.  With remaining maturity of one year
    or less                                                           $   606,331
b.  With remaining maturity of more
    than one year                                                     $     9,434
Bank's liability on acceptances
 executed and outstanding                                             $   100,950
Subordinated notes and debentures.......                              $   310,000
Other liabilities.......................                              $   186,408
                                                                      -----------
TOTAL LIABILITIES                                                     $14,049,878
                                                                      ===========

                 EQUITY CAPITAL

Common stock............................                              $   100,000
Surplus.................................                              $   600,295
a.  Undivided profits and capital
    reserves............................                              $   486,054
b.  Net unrealized holding gains
    (losses) on available-for-sale
    securities                                                           ($29,994)
                                                                      -----------
TOTAL EQUITY CAPITAL                                                  $ 1,156,355
                                                                      ===========
Total liabilities, limited-life
 preferred stock, and equity capital....                              $15,206,233
                                                                      ===========

     I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                STEVE NEUDECKER
                                    10/30/96

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          EDWARD W. LYMAN,
          ALAN G. McNALLY,
          MARIBETH S. RAHE
                                                                      Directors.
                                       4